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Exhibit 10.27

EAGLEPOINT PARTNERS TWO, LLC
as Landlord
AND
GUITAR CENTER STORES, INC.
as Tenant

LEASE AGREEMENT
Dated as of August 15, 2001

        LEASE AGREEMENT dated as of August 15, 2001, between EAGLEPOINT PARTNERS TWO, LLC an Indiana limited liability company, as lessor (herein called "Landlord"), having an address at 9777 N. College Avenue, Indianapolis, IN 46280 and GUITAR CENTER STORES, INC., a(n) Delaware corporation, as lessee (herein called "Tenant"), having an address at 5795 Lindero Canyon Road, Westlake Village, CA 91362.

        WHEREAS, Landlord is the fee simple owner of the parcel of land described more particularly in Schedule A attached hereto and by reference made a part hereof; and

        WHEREAS, Landlord and Tenant desire to enter into a lease relating to said parcel of land and improvements intended to be constructed thereon.

        NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

        1.    Demise.    For and in consideration of the rents and other amounts hereinafter stipulated to be paid and the provisions of this Lease hereinafter stipulated to be observed and performed by Tenant and Landlord, Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term described in Section 4 and subject to the provisions hereinafter set forth, the parcel of land described in Exhibit A attached hereto and by reference made a part hereof (the "Land") (including the unhindered right to use, in common with others authorized to use them, such access roads, approaches, curbs, and driveways allowing ingress and egress to and from the Land and the improvements to be constructed thereon), and improvements to be constructed thereon consisting of an approximately 505,250 square foot building (the "Building") and other improvements which may be constructed thereon (the "Improvements"), the Building and Improvements all to be constructed pursuant to Exhibit D attached hereto and by reference made a part hereof, and all easements, rights and appurtenances thereto (the Land, Building and Improvements collectively herein called the "Premises"). Upon completion of the Improvements, Landlord shall provide Tenant with (i) a Certificate of Occupancy and (ii) architect and engineer certifications evidencing that the Premises have been built according to the plans and specifications contained herein. Landlord shall use its reasonable best efforts to inform Tenant of any required occupancy permits which may be required by the governing authorities.

          (a)    Measurement of Premises.    Prior to the Commencement Date, Landlord's architect shall certify the rentable area of the Building. If Landlord's architect certifies that the Building is less than 505,250 rentable square feet, then the Rent shall be proportionately reduced. The cost of the remeasurement shall be borne by Landlord.

          (b)    Exhibit / Specification Approvals.    It is acknowledged and understood by the Parties hereto, that some of the Exhibits to this Lease may not be completed prior to the execution of this Lease. As such, the Parties reserve the right to review and approve such Exhibits prior to incorporation into this Lease document. All Exhibits attached hereto shall bear signature lines and shall be fully executed by authorized representatives of the Parties hereto. Exhibits to this Lease shall be null and void, and of no force or effect unless fully executed by authorized representatives of the Parties hereto.

        2.    Title; Condition; Mortgage.

          (a)  The Premises are demised and let, subject to the Permitted Exceptions as set forth in Exhibit B attached hereto and by reference made a part hereof (the "Permitted Exceptions") and subject to completion by Landlord of the work set forth on Exhibit D ("Landlord's Work").

            (i)    Compliance With All Laws and Specifications.    Landlord represents to the best of its knowledge, and warrants that the Premises, the Building, and all improvements thereto, shall, as of the Commencement Date, as defined in Section 4, comply with any and all laws, ordinances, codes, rules, regulations, or order applicable in the municipality in which the

    Premises and the Building are located, or any other governmental or quasi-governmental authority by reason of Tenant's intended use of the Premises and Landlord shall be liable for any alterations, improvements, or modifications required to comply with any laws promulgated or enacted as of the date of this Lease. Landlord represents and warrants that the Premises, the Building and all improvements thereto shall be constructed in strict compliance with the Building Plans and Specifications, as set forth in Exhibits D, D-1 and D-2, and the Scope of Work, attached, or to be attached, hereto, except as modified in accordance with the method therein provided. Notwithstanding anything herein to the contrary, Landlord, in addition to Landlord's responsibilities in Section 39, shall continue to be responsible for any failure to build in accordance with such Building Plans and Specifications if the failure is latent at the time of the Commencement Date.

            (ii)  Notwithstanding anything to the contrary set forth in this Lease, Landlord represents to the best of its knowledge and warrants that none of the Permitted Exceptions, nor any other recorded agreement, covenant, restriction or other item of record exists which will in any way operate to adversely impair Tenant's intended use and/or quiet enjoyment of the Premises, the Building and all of the Land and improvements thereon. Landlord further covenants that Landlord will not enter into any easements or agreements that will adversely impact Tenant's intended use and/or quiet enjoyment of the Premises, the Building and all of the Land and improvements thereon.

          (b)  Contemporaneously with the commencement of the term of this Lease, Landlord is creating indebtedness for borrowed money and, as security for the payment thereof and of other indebtedness, is mortgaging its estate, right, title and interest hereunder and in the Premises pursuant to a Mortgage (herein together with any amendments or supplements thereto or replacements thereof called the "Mortgage"), between Landlord as mortgagor and a lender selected by Landlord, in its sole discretion, (herein together with its successors or assigns or any subsequent holder of a Mortgage called the "Mortgagee"), which will create a first lien on the Premises subject to this Lease and the rights of Tenant hereunder.

        3.    Use.    Tenant shall have the right to occupy and use the Premises for the operation of Warehouse/Distribution Center, incidental office, and any other use incidental thereto (the "Permitted Use") and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall Tenant use the Premise for a use which is prohibited by any applicable laws or ordinances, now or hereafter in effect.

        4.    Term.    Subject to the provisions of this Lease, Tenant shall have and hold the Premises for a term commencing June 14, 2002 (the "Commencement Date") and continuing for one hundred and twenty (120) consecutive months (such period herein called the "Term"). If the Commencement Date is other than the first day of a month, and therefore this Lease would expire on a day other than the last day of a month, the length of the Term shall be extended through the last day of that month. Prior to the Commencement Date and no later than February 14, 2002 (the "Fixturing Occupancy Date"), Tenant shall have access to the Premises for fixturing and the condition of the Premises shall be as described in Exhibit F. Tenant covenants and agrees that such fixturing period shall be deemed to be under the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay Basic Rent, Additional Rent or other amounts payable by Tenant hereunder. Thirty (30) days after the Fixturing Occupancy Date, Landlord shall deliver the Premises to Tenant for the completion of Tenant's fixturing and the beginning of operations and the condition of the Premises shall be as described in Exhibit F-1. Tenant covenants and agrees that such period prior to the Commencement Date shall be deemed to be under the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay Basic Rent. The Commencement Date shall extend one day for every day that the Premises are not available to Tenant as described in Exhibit F on the Fixturing Occupancy Date or as described in Exhibit F-1 thirty (30) days after the Fixturing Occupancy Date.

        Excepting delays caused by Tenant and events of force majeure as defined in Section 31, Landlord shall provide to Tenant two (2) days of abatement (in addition to any other abatement provided hereunder) of Basic Rent, Additional Rent and other amounts payable by Tenant hereunder for every day past the Fixturing Occupancy Date that the Premises is not as described in Exhibit F or for every day past thirty (30) days past the Fixturing Occupancy Date that the Premises is not as described in Exhibit F-1.

        Excepting delays caused by Tenant and events of force majeure as defined in Section 31, if Landlord fails to deliver the Premises to Tenant as described in Exhibit F prior to May 15, 2002 or as described in Exhibit F-1 prior to June 14, 2002, Tenant shall have the right, but not the obligation, to terminate this Lease by delivering written notice to Landlord of Tenant's election to terminate.

        5.    Rent.

          (a)  Commencing on the Commencement Date and during the Term of this Lease, Tenant shall pay to Landlord, in lawful money of the United States, at Landlord's address set forth above or at such other place or to such other person as Landlord from time to time may designate, the rental provided for in Exhibit C attached hereto and by reference made a part hereof which is then applicable (such rental being herein called "Basic Rent"). Basic Rent shall be payable by Tenant in installments in the amounts provided for in Exhibit C and be due and payable on the first day of the month in the months provided for in Exhibit C (herein called "Payment Dates").

          (b)  All sums, liabilities, obligations and other amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Basic Rent [other than any amount payable as liquidated damages pursuant to Section 19(b)(ii)(B)], as defined herein, together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder (herein called "Additional Rent"). In the event of any failure on the part of Tenant to pay or discharge any of the foregoing, after notice as provided in Section 19(a)(i)(A), Landlord shall have all rights, powers and remedies provided for herein (or by law or equity or otherwise) in the case of nonpayment of Basic Rent. Tenant may pay Additional Rent directly to the person entitled thereto as long as Tenant is not in default hereunder, beyond the applicable cure period. Tenant will pay to Landlord, on demand, interest at the rate of twelve percent (12%) per annum on (i) overdue installments of Basic Rent, from the seventh (7th) day after the Payment Date, until the date on which such installment of rent is paid, and (ii) any amounts which Landlord shall have paid and which shall be payable by Tenant as Additional Rent, from the date of payment thereof by Landlord until repaid to Landlord by Tenant.

        The security deposit has been intentionally deleted from this Lease.

        6.    Payment of Expenses.    Commencing thirty (30) days after the Fixturing Occupancy Date, and continuing throughout the term, Tenant shall be responsible for the payment of taxes, utilities and other charges (see Section 8 for further provisions), insurance as required by this Lease (see Section 15 for further provisions), and Tenant's repairs (see Section 12 for further provisions).

        7.    Net Lease; Nonterminability.

          (a)  Basic Rent, Additional Rent and any and all other amounts payable by Tenant hereunder shall be paid by Tenant without notice or demand (except as herein otherwise provided). If and so long as the estate, right, title and interest of Landlord hereunder or in the Premises shall be assigned or mortgaged as security for the payment of indebtedness for borrowed money, Basic Rent, Additional Rent and all other amounts payable by Tenant hereunder shall be paid by Tenant without any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution or reduction of any kind or for any reason whatsoever except as expressly herein provided.

          (b)  Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions hereof), rescind, disaffirm or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord, Tenant or any assignee of Landlord or Tenant, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator (or other similar official) or by any court.

        8.    Taxes and Other Charges; Compliance With Law and Agreements.

          (a)  Tenant will pay and discharge, or cause to be paid and discharged, prior to the imposition of any interest or penalty for delinquency, all taxes (including, without limitation, Tenant's income, franchise and excess profits taxes, but excluding Landlord's income, franchise and excess profit taxes), all assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the expiration of the Term of this Lease), fees, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, and other private or governmental similar charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, and any interest and penalties thereon, which may be levied or assessed against, or be confirmed or imposed on or in respect of: (i) Landlord, (ii) the Premises or any portion thereof or the interest of Tenant or Landlord therein or in respect thereof, (iii) any Basic Rent, Additional Rent or any or all other amounts payable by Tenant under the Lease, (iv) the Lease or the interest of Tenant or Landlord thereunder, (v) the possession, use, occupancy, maintenance, repair or rebuilding of the Premises or any portion thereof, (vi) gross receipts from the Premises or any portion thereof, or (vii) the earnings arising from the possession, use or occupancy of the Premises; but nothing in the foregoing shall require the payment or discharge of any tax, charge, levy, assessment, or lien, or any other imposition or encumbrance on or against the Premises or any portion thereof, so long as the same shall be the subject of a contest which is diligently being conducted in compliance with all legal requirements. If any tax or assessment levied or assessed against the Premises may legally be paid in installments, Tenant shall have the option to pay such tax or assessment in installments, and Tenant shall be obligated to pay only such installments as shall be properly allocated to periods within the Term hereof. Taxes shall be allocable to the Term hereof if they are due and payable during a calendar year within the Term hereof, and the taxes that are due and payable in any year during the Term hereof shall be prorated for the first and last years of the Term.

          (b)  Tenant shall (i) pay all charges for utility, communication and other services rendered to or used by Tenant on or about the Premises commencing thirty (30) days after the Fixturing Occupancy Date, (ii) comply with all contracts relating to such services, and (iii) do all other things required for the maintenance and continuation of such services.

          (c)  Tenant shall, at its cost and expense, comply with, and cause the Premises to comply with the Permitted Exceptions, all applicable laws, and ordinances, now or hereafter in effect. (Landlord agrees that it will not support assessments under the Declaration, as defined in Exhibit B, except those that are reasonable for a park such as that where the Premises are located).

          (d)  Tenant shall furnish to Landlord, within thirty (30) days after reasonable demand by Landlord, proof of the payment of any such tax, assessment, fee, water, sewer or other rent, rate, charge, excise, levy, license fee, permit fee, or other governmental or similar charge, or any other charge, which is the obligation of Tenant hereunder.

        9.    Liens.    Tenant will remove and discharge promptly, at its cost and expense, all liens, encumbrances and charges upon the Premises which arise for any reason whatsoever as a result of Tenant's, its employees', agents' or invitees' actions or inactions or in connection with any services performed or materials furnished by or at the request of Tenant, its employees, agents or invitees, including but not limited to all such liens, encumbrances and charges which arise out of the possession, use, occupancy, maintenance, repair, replacement or rebuilding of the Premises by Tenant or by reason of labor or materials furnished or claimed to have been furnished to Tenant, but excluding (i) the Permitted Exceptions and (ii) minor liens, encumbrances and charges which do not individually or in the aggregate materially adversely affect the value or use of the Premises for which it is to be used by Tenant hereunder provided that Landlord receives adequate surety against any loss. Notwithstanding the foregoing, Tenant shall have the right to bond any such lien, encumbrance or charge and contest it by appropriate proceeding prosecuted diligently and in good faith. Tenant shall have no obligation in connection with liens resulting from any act or omission of Landlord or Landlord's agents, representatives, contractors, employees or adjacent tenants.

        10.    Indemnification.

          (a)  Indemnification of Landlord. Tenant will protect, indemnify and save harmless Landlord and Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord or against Mortgagee by reason of the occurrence or existence of any of the following during the Term and the period of holdover by Tenant: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or occurring on or about the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways as a result of or in connection with Tenant's use or occupancy of the Premises, (ii) any use, nonuse or condition of the Premises or any part thereof or any use, nonuse or condition of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways resulting from Tenant's use or occupancy of the Premises, (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord or against Mortgagee by reason of any such occurrence, Tenant, upon request, will at Tenant's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and reasonably approved by Landlord and Mortgagee. The obligations of Tenant under this Section shall survive any termination of this Lease.

          (b)  Indemnification of Tenant. Landlord will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of the occurrence or existence of any of the following during the Term and the period of any holdover by Tenant: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or occurring on or about the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways as a result of or in connection with Landlord's or Landlord's employees', agents' or representatives' acts or omissions on the Premises, (ii) any use, nonuse or condition of the Premises or any part thereof or any use, nonuse or condition of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways resulting from Landlord's or Landlord's employees', agents' or representatives' acts or omissions on the Premises, (iii) any failure on the part of Landlord to perform or comply with any of the terms of this Lease, or (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof by Landlord or Landlord's employees, agents or representatives. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord, upon request, will at Landlord's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Landlord and reasonably approved by Tenant. The obligations of Landlord under this Section shall survive any termination of this Lease.

        11.    Landlord's Repairs.    During the term of the Lease and any extensions thereof, Landlord shall maintain, repair and replace, as necessary at its expense, the structural integrity of the roof, foundation (excluding the slab), exterior walls and all other structural components of the Building, excluding damages caused by Tenant, its agents, invitees and contractors. The term "exterior walls" as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall promptly repair.

        12.    Tenant's Repairs; Inspection.    Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including without limitation, dock and loading areas, truck doors, interior portions of plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior surface of demising walls, and heating, ventilation and air conditioning systems reasonable wear and tear, damages caused by Landlord, its agents, invitees and contractors excluded. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within thirty (30) days after demand therefor. Tenant shall bear the full cost of any repair or replacement to any part of the Premises that results from damage caused by Tenant, its agents, contractors, or invitees. Notwithstanding anything to the contrary set forth in this Section 12, or elsewhere in this Lease, if any capital additions, repairs or replacements in connection with any governmental requirement, code compliance, or other such capital additions, repairs or replacements are required by any law, ordinance, rule or regulation that the express terms of this don't require Landlord to make, and the useful life of such capital addition, repair or replacement will survive the expiration of the Lease, then the cost of such capital repair or replacement shall be prorated between Landlord and Tenant (i.e., Tenant shall be responsible for the cost of such capital repair or replacement, divided by its useful life, multiplied by the remaining term including any extension exercised under Section 32—Landlord shall be responsible for the rest of the cost of any such capital repair or replacement). Tenant shall consult with Landlord about the cost and method of making such additions, repairs or replacements. In no event shall Tenant be responsible for any maintenance, repairs or replacement required as a result of any act or omission of Landlord, Landlord's contractors, agents, representatives, employees, or invitees.

        Landlord, Mortgagee and their authorized representatives may upon twenty-four (24) hours prior notice to Tenant, or without notice in the case of an emergency (but in such case, Landlord shall be responsible for properly securing the Premises prior to leaving), during Tenant's regular business hours enter the Premises or any part thereof for the purpose of inspecting the same. Neither Landlord nor Mortgagee shall have any duty to make such inspection, nor shall they incur any liability or obligation for making or not making any such inspection.

        In the event of an emergency (any event that in Tenant's reasonable opinion poses a potential threat to life and/or property), and/or in the event that Landlord shall fail to perform any of Landlord's responsibilities within the applicable cure period, then Tenant shall have the right, but not the obligation to make the necessary and appropriate repairs, or to take the necessary appropriate action, on behalf of Landlord, and Landlord shall promptly reimburse Tenant the full cost of such repairs or action. If Landlord shall fail to full reimburse Tenant for such costs, Tenant may, but shall not be required to deduct such amounts from up to Ten Per Cent (10%) of the amount of any installment of Basic Rent owing from Tenant to Landlord.

        13.    Alterations and Additions.

          (a)  Tenant may, at its cost and expense, make additions or improvements to or alterations of the Building and other improvements to the Premises in conformity with the requirements of this Section 13(a). Title to all additions, improvements and alterations, and to all new buildings, structures and improvements constructed on the Premises from time to time, shall at lease expiration or earlier termination vest in Landlord and shall be a part of the Premises subject to Tenant's obligation to remove upon Landlord's election as provided in Section 23. Any such additions, improvements or alterations shall not be made without the prior written approval of Landlord and Mortgagee, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Tenant may make nonstructural alterations without Landlord's or Mortgagee's approval.

          (b)  Tenant may, at its cost and expense, install or place or reinstall or replace upon and remove from the Premises any trade fixtures, machinery, equipment and personal property, subject to the provisions of Section 13(a). Any such trade fixtures, machinery, equipment and personal property shall remain the property of Tenant, provided that upon the occurrence of an Event of Default under this Lease, such trade fixtures, machinery, equipment and personal property shall be promptly removed from the Premises by Tenant upon any repossession of the Premises (whether or not this Lease has been terminated) and Tenant will immediately upon such removal, at its cost and expense, repair all damage to the Premises caused by such removal, whether effected by Landlord or by Tenant.

          (c)  Tenant shall not place a load upon any floor, or suspend a load from any structural member of the Premises which exceed either the floor load per square foot which such floor was designed to carry or that which is allowed by law; or which exceeds the engineering specifications for structural members.

        14.    Condemnation and Casualty.

          (a)  With respect to condemnation or public taking only, Tenant may take such action in connection with any claim, proceeding or other action as shall be appropriate to protect the interests of Tenant but shall not be entitled to any recovery that diminishes the amount recoverable by Landlord. Each party shall pay all fees, costs and other expenses which may become payable as a result of or in connection with their respective activities under this paragraph.

          (b)  If, after any occurrence of (i) damage or destruction to the Premises or any portion thereof due to fire or other casualty or cause, or (ii) the taking of the Premises or any portion thereof in connection with any condemnation, or other taking or sale of the possession, use, occupancy or title to the Premises by or on account of any completed, pending or threatened eminent domain proceedings or other equivalent action by any governmental authority or other entity having the power of eminent domain, and, in the case of an occurrence described in clause (i), the occurrence results in a Substantial Destruction, as defined in Section 14(d), or if, in the case of an occurrence described in clause (ii), the occurrence results in a Substantial Taking, as defined in Section 14(e), and as a result of either such occurrence either (A) Tenant determines in its sole and absolute judgment that the Premises are unfit for the Permitted Use or (B) Tenant loses and is unable to obtain within thirty (30) days despite good faith efforts any city, county or state licenses necessary to operate for the Permitted Use, Tenant, within thirty (30) days after such Substantial Destruction or Substantial Taking, may give notice to Landlord of Tenant's intention to terminate this Lease. Such notice shall (i) specify such termination date, which shall be the Payment Date first occurring at least sixty (60) days after such notice is given, and, (ii) contain a brief description of such occurrence and of the basis for such determination by Tenant. Upon receipt of such notice as required in this Section 14(b), the Lease shall terminate on the termination date set forth in the notice.

          (c)  If, after any occurrence of the character referred to in Section 14(b), Tenant is not permitted to give notice of its intention to terminate this Lease, or if Tenant elects not to terminate this Lease, then (i) this Lease shall continue in effect with a proportionate abatement of any Basic Rent, (ii) Landlord shall, promptly after any such occurrence and receipt of the insurance or condemnation proceeds (whichever is applicable), repair, replace and rebuild the Premises, to at least the extent necessary and practicable to restore the Premises to the condition immediately prior to such occurrence, and (iii) the entire award, compensation, insurance proceeds or other payment, if any, on account of any such occurrence, less any expenses incurred by Landlord in collecting such award, compensation, insurance proceeds or other payment of Landlord, shall be available to Landlord to restore the Premises (such award, compensation or other payment, less such expenses, being herein called the "Net Award") and (iv) Tenant shall pay to Landlord any amounts incurred by Landlord for its actual costs in restoring the Premises, less the Net Proceeds, within ten (10) days of receipt by Tenant of an invoice for such costs unless such shortfall is a result of Landlord informing Tenant of an amount for the full insurable value of the Premises which proves to be inadequate.

          (d)  As used herein, "Substantial Destruction" means damage or destruction (i) to the extent of more than 50% of the cost of replacement of the Building, or (ii) which cannot be repaired or restored within the period set forth in subsection 14(i) below.

          (e)  As used herein, "Substantial Taking" means the taking by condemnation or the exercise of the power of eminent domain of (i) 25% or more of the parking area constituting a part of the Premises (and the failure of Landlord within ninety (90) days after such taking to replace such parking area so as to provide the Premises with a number of parking spaces which is not less than that existing prior to such taking), (ii) any part of the Building sufficient to reduce the existing total square feet of floor area in such building so as to render it unfit for use for the Permitted Use, or (iii) which restoration cannot be completed within the period set forth in subsection 14(i) below.

          (f)    Notwithstanding the foregoing (a) through (e), if there is an event of Substantial Destruction or a Substantial Taking during the last twelve (12) months of this Lease, then Landlord shall have the option to terminate this Lease by giving written notice of its election to so terminate within ten (10) days of such event of Substantial Destruction or Substantial Taking, in which case this Lease shall terminate effective as of the date of such Substantial Destruction or Substantial Taking, provided however, that if Tenant shall have any remaining option to extend the Lease, Tenant shall have the right to save this Lease, and void Landlord's notice of termination by exercising its option, in which case Landlord shall undertake repair or replacement steps as set forth in this Section 14.

          (g)  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power, this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.

          (h)  In any event of damage or destruction, or condemnation, Basic Rent shall be abated to the extent of the portion of the Premises affected by the damage or condemnation, or entirely, if Tenant cannot use the Premises for its intended use, despite the portion affected by the damage or condemnation. The abatement of Basic Rent shall continue until Landlord has restored the Premises to their condition prior to the event of damage or condemnation, and Tenant has been afforded a reasonable period of time to restore Tenant's fixtures and improvements, such that Tenant can resume its operations as before the event of damage or condemnation provided that such time does not exceed either sixty (60) days or the period during which rent-loss insurance in the amount of the Basic Rent is paid to Landlord.

          (i)    In the event of any occurrence as described in 14(b)(i) or 14(b)(ii) above, if this Lease is not terminated pursuant to any right of termination set forth in this Section 14, Landlord shall commence restoration and repair action, in a meaningful and substantial way within thirty (30) days of confirmation of Tenant's election not terminate this Lease and receipt of the Net Proceeds, and thereafter diligently pursue its completion. As used in this subsection 14(i), the term meaningful and substantial shall mean that Landlord has undertaken the steps required to begin repairs or restoration, including without limitation preparation of architecture, engineering, submission of a claim with the insurance company or the condemning authority (and all other required actions in connection therewith), and the submission of an application for any required permits. With regard to any Substantial Destruction (excluding the definition set forth in 14(d)(ii)), and with regard to any Substantial Taking (excluding the definition set forth in 14(e)(iii)), Landlord shall substantially complete all repairs and restoration within two hundred seventy (270) days after receipt of the Net Proceeds With regard to any destruction (excluding Substantial Destruction), and with regard to any taking (excluding Substantial Taking), Landlord shall substantially complete all repairs and restoration within one hundred twenty (120) days after receipt of the Net Proceeds. Landlord and Tenant agree to act diligently to realize the Net Proceeds. If Landlord fails to commence the repairs or restoration, when required herein, or if Landlord fails to substantially complete the repairs or restoration when required herein, and if Tenant fails, or elects not to terminate this Lease, pursuant to any termination right Tenant may have under this Section 14, then subject to the rights of the Mortgagee and provided that Landlord received the Net Proceeds Tenant, shall have the right, but not the obligation to use the insurance proceeds and/or any reward for taking (both of which Landlord shall promptly make available to Tenant for such purpose), and complete the repairs or restoration at Landlord's cost.

        15.    Insurance.

          (a)  Tenant will, at all times during the Term and at its cost and expense, maintain insurance of the following character:

                i.  Insurance against loss covered by a standard Broad Form Causes of Losses, including but not limited to loss by fire, tornado, windstorm, hail, earthquake, explosion, riot (including riot attending a strike), civil commotion, vehicles, smoke damage, and vandalism and malicious mischief in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss under the applicable policies, but in any event, in amounts not less than the full insurable value of all buildings and other improvements, constituting a portion of the Premises with an agreed Value Replacement Cost Endorsement. Notwithstanding the foregoing, earthquake coverage shall not be required if such coverage is not required by the Mortgagee and such coverage is not available at commercially reasonable rates. The term "full insurable value" as used herein means actual replacement cost, including the costs of debris removal, less the cost of the foundation. Landlord, upon written request of Tenant, will annually inform Tenant of the "full insurance value" of the Premises, which shall be determined by Landlord in a commercially reasonable manner.

              ii.  General liability insurance covering the legal liability of Landlord and Tenant against claims for bodily injury, death or property damage, occurring on, in or about the Premises and the adjoining land, in the amount of $2,000,000 for each claim with respect to any one death or bodily injury, $2,000,000 with respect to any one occurrence, and $500,000 for all claims for property damage with respect to any one occurrence and covering the contractural indemnity obligations of Landlord and Tenant hereunder.

              iii.  Broad form boiler and machinery insurance (including coverage for pressure vessels and pressure pipes) on all objects customarily covered by such broad form insurance and at any time constituting a part of, or being situated on, the Premises, in the amount of $1,000,000.

              iv.  Workers' compensation insurance—Tenant shall comply with applicable workmen's compensation laws of the state in which the Premises are located, and shall maintain such insurance if and to the extent necessary for such compliance.

              v.  Excess liability insurance policy in the amount of $2,000,000.

              vi.  At least twelve (12) months rent-loss coverage for the Basic Rent for the benefit of Landlord Such insurance shall be written by companies of sufficient financial standing which are well rated by national rating organizations and are legally qualified to issue such insurance, and shall name as the insured parties Landlord and Tenant as their interests may appear. Such insurance may provide for such reasonable deductible amounts as are customarily provided for in insurance maintained by Tenant with respect to properties owned by it, and may be obtained by Tenant by endorsement on its blanket insurance policies if such policies satisfy the requirements specified above in this Section 15. Landlord shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer, but Landlord may, at its cost and expense, prosecute any such claim or contest any such settlement, and in such event Landlord may bring any such prosecution or contest in the name of Landlord, Tenant or both, and Tenant will join therein at Landlord's request.

          (b)  Insurance claims by reason of damage or destruction to any portion of the Premises shall be adjusted by Landlord, except to the extent of Tenant's improvements and personal property.

          (c)  Every insurance policy maintained pursuant to Section 15(a)(i) and (iii) shall bear a first mortgage endorsement in favor of any Mortgagee, and loss proceeds under any such policy (other than any public liability policy and insurance on Tenant's improvements and personal property) in excess of $100,000 with respect to any loss shall be made payable to the Mortgagee, if any, provided that recoveries under any such policy shall be applied by the Mortgagee as provided in Section 14. Every such policy shall provide that the issuer thereof waives all rights of subrogation against Landlord, Tenant, any successor to Landlord's interest in the Premises, and the Mortgagee, that thirty (30) days' prior written notice of cancellation shall be given to Landlord and the Mortgagee and that such insurance, as to the interest of Landlord and the Mortgagee, shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises or of any interest therein, nor by any foreclosure or any other proceedings or notices thereof relating to the Premises or any interest therein, nor by any change in the title or ownership of the Premises or any interest therein.

          (d)  Tenant shall deliver to Landlord prior to delivery of possession of the Premises to Tenant, original or duplicate policies, or certificates of insurance reasonably satisfactory to the Landlord and Mortgagee, if any, evidencing all the insurance which is then required to be maintained by Tenant, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver either original or duplicate policies or certificates of the insurers evidencing the renewal of such insurance.

          (e)  Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section 13 to be furnished by Tenant unless Landlord is included therein as a named insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord the policy or policies or certificates evidencing the same.

        16.    Termination.

          (a)  In the event of the termination of this Lease as herein provided the obligations and liabilities of Tenant and Landlord, actual or contingent under this Lease which arose prior to such termination shall survive such termination and nothing herein shall relieve Tenant or Landlord from any obligation or liability to repair, replace or rebuild the Premises due to any damage or destruction thereof through the fault of Tenant or Landlord, respectively.

        17.    Subletting; Assignment.

        Tenant may neither sublet nor assign the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. No sublease or assignment hereunder, whether or not consented to by Landlord shall affect or reduce any obligations of Tenant or rights of Landlord hereunder, and following any such assignment or subletting, all obligations of Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made. Neither this Lease nor the term hereby demised shall be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or any portion thereof or the rentals payable thereunder. Any such mortgage or pledge, and any such sublease or assignment made otherwise than as permitted by this Section 17, shall be void. Tenant shall, within 10 days after the execution of any such sublease or assignment, deliver a conformed copy thereof to Landlord. Notwithstanding anything in this Lease contained to the contrary, Tenant may, at any time, and without obtaining Landlord's consent but with prior written notice to Landlord, assign its interest in this Lease or sublet the whole or any part of the Premises to any business organization affiliated with Tenant, or any business organization resulting from the consolidation or merger of Tenant with any other business organization or organizations, provided that the resulting company has a reputation and financial condition equal to or greater than Tenant and Tenant provides the financial and other information reasonably requested by Landlord regarding the assignee or sublessee.

        18.    Advances by Landlord; Permitted Contests.

          (a)  If Tenant shall fail to make or perform any payment or act on its part to be made or performed under this Lease, then, subject to the provisions of Section 18(b), Landlord may (but need not), without notice to or demand upon Tenant and without waiving any default or releasing Tenant from any obligation, make such payment or perform such act for the account and at the cost and expense of Tenant. All amounts so paid by Landlord and all necessary and incidental costs and expenses (including attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of 12% per annum from the date of the making of such payment or of the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord within ten (10) days after written demand.

          (b)  Tenant shall not be required, nor shall Landlord have the right, to pay, discharge or remove, any tax, charge, levy, assessment or lien, or any other imposition or encumbrance on or against the Premises or any portion thereof, so long as Tenant shall set aside and maintain on its books adequate reserves with respect thereto and shall, at its cost and expense, contest the existence, amount or validity thereof by appropriate proceedings which shall operate to prevent the collection of or other realization upon the tax, charge, levy assessment or lien, or other imposition or encumbrance so contested, and prevent the sale, forfeiture or loss of the Premises or any portion thereof, or of the Basic Rent or any Additional Rent or portion thereof, to satisfy the same, and which shall not affect the payment in full of any Basic Rent payable hereunder or any use or disposition thereof by Landlord, if: (1.) Tenant shall have given such security as may be required in the proceedings and such reasonable security as may be demanded by Landlord to insure such payment and to prevent any sale or forfeiture of the Premises or any portion thereof by reason of such non-payments and (2.) Landlord would not be in any danger of criminal liability by reason of such non-payment.

        19.    Conditional Limitations—Events of Default and Remedies.

          (a)  Any of the following occurrences of acts shall constitute an "Event of Default" under this Lease:

                i.  if Tenant shall default in making payment when due of any Basic Rent, Additional Rent or any other amount payable by Tenant hereunder and such failure shall continue for ten (10) days after written notice by Landlord to Tenant of such Event of Default provided, however, Landlord shall not be obligated to provide Tenant notice of late payment more than two (2) times during any calendar year, and after two such notices in a particular calendar year, Tenant shall be deemed to be in default if the installment of rent or other payment is not paid when due, or

              ii.  if Tenant shall default (other than a default described in (i) above) in the observance or performance of any provision of this Lease to be observed or performed by Tenant hereunder, and such default shall continue thirty (30) days after Landlord shall have given to Tenant notice specifying such default and demanding that the same be cured (or, if by reason of the nature thereof such default cannot be cured by the payment of money and cannot, with due diligence, be wholly cured within such period of thirty (30) days, if Tenant shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with all due diligence, it being intended in connection with a default not susceptible of being wholly cured with due diligence within such period that the time within which to cure the same shall be extended for such period as may be necessary to complete the curing of the same with all due diligence); or

              iii.  if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act or under any similar federal or state law, now or hereafter in effect, or shall be adjudicated a bankrupt or become insolvent, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall be dissolved, or shall suspend payment of its obligations, or shall take any corporate action in furtherance of any of the foregoing; subject to those rights accorded Tenant under paragraph 16(b) herein and the foregoing has not been discharged within ninety (90) days; or

              iv.  if a petition or answer shall be filed proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to the Bankruptcy Act or any similar federal or state law, now or hereafter in effect, and (1.) Tenant shall consent to the filing thereof, or (2.) such petition or answer shall not be discharged within ninety (90) days after the filing thereof; or

              v.  if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Tenant or of all or substantially all of the business or assets of Tenant or of Tenant's estate or interest in the Premises, and shall not be discharged within ninety (90) days thereafter or if Tenant shall consent to or acquiesce in such appointment; or

              vi.  if the estate or interest of Tenant in the Premises or any sublease thereof shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment, unless Tenant shall be contesting such levy or attachment in good faith and in accordance with the requirements of Section 18(b).

          (b)  This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred, Landlord may, at its election following an Event of Default:

              (i)  Landlord may reenter the Premises and cure any default of Tenant. In such event Tenant shall immediately reimburse Landlord as Additional Rent for any such costs, to cure Tenant's default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of any action of Landlord other than its willful misconduct.

            (ii)  Landlord, at any time thereafter, may at its option give written notice thereof to Tenant stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the term hereby demised, and all rights of Tenant under this Lease shall expire and terminate as if the date were the date herein definitely fixed for the termination of the term of this Lease, in which event Tenant shall thereupon quit and surrender the Premises but shall remain liable as hereinafter provided.

            (iii)  Landlord may, without terminating this Lease, reenter the Premises and at its option, repair and alter the Premises in such manner as Landlord may deem necessary or advisable, and/or let or relet the premises or any parts thereof for the whole or any part of the remainder of the term hereof or for a longer period, in Landlord's name or as agent of Tenant, and out of any rental collected or received as a result of such letting or reletting Landlord shall first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the cost and expense of removing all personal property therefrom; second, pay to itself the cost and expense sustained in securing any new tenants, and if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. No reentry by Landlord shall absolve or discharge Tenant from liability hereunder. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rental due on any such reletting.

            (iv)  if the Event of Default is under Section 19(a)(i), Landlord may at its option without terminating this Lease, reenter the Premises and at its option, repair and alter the Premises in such manner as Landlord may deem necessary or advisable, and/or let or relet the Premises or any part thereof for the whole or any part of the remainder of the Lease Term or for a longer period, in Landlord's name or as agent of Tenant, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the term hereof; and after thirty (30) days prior written notice to Tenant, Landlord may declare all Basic Rent which would have been due under the Lease for the balance of the Lease Term discounted at the time of payment to a present value using the yield on U.S. Treasury securities maturing at the end of the Term to be immediately due and payable, and Tenant shall then be liable for the same to Landlord, together with all loss or damage Landlord may sustain by reason of such default and termination plus any unpaid cost and expense of retaking, repossessing, repairing and/or altering the Premises and enforcing this Lease including but not limited to reasonable attorneys fees, it being expressly agreed and understood that such liabilities and remedies herein specified shall survive the termination of this Lease; after payment of such accelerated discounted Basic Rent, Tenant shall be entitled to any rent realized by Landlord in excess of all of Landlord's costs incurred in reletting and owning the Premises.

            (v)  Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

          (c)  In the event Tenant's rights under this Lease shall have terminated as in Section 19(b)(ii) or as provided or permitted by law, Landlord shall obtain possession of the Premises or any portion thereof, Landlord shall have the right, without notice, to repair or alter the Premises or any portion thereof in such manner as to Landlord seems appropriate to put the same in good order and to make the same rentable, and Landlord shall have the right from time to time to begin and maintain successive legal proceedings against Tenant for the recovery of any such deficiency or damages, and to recover the same upon the liability of Tenant herein provided, which liability shall survive the institution of any action to secure possession of the Premises or any portion thereof. Nothing herein contained shall require Landlord to wait to begin such legal proceedings until the end of the stated Term of this Lease. No such taking of possession of the Premises or any portion thereof by Landlord shall be construed as an election of Landlord's part to terminate the term of this Lease unless notice of such intention be given to Tenant or unless such termination be decreed by a court of competent jurisdiction.

          (d)  If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all reasonable fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including reasonable and actual attorneys' fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant, and if Tenant shall not at its expense provide Landlord with counsel reasonably satisfactory to Landlord, Tenant shall pay all reasonable costs and attorneys' fees incurred or paid by Landlord in connection with such litigation unless such inclusion of Landlord in such litigation was solely a result of the negligent acts or inactions of Landlord.

          (e)  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. The failure of Landlord to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Landlord of any Basic Rent or Additional Rent payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach (other than the prior failure to pay such Basic Rent or Additional Rent), and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless made under signature of an officer of the member of Landlord. Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

          (f)    Nothing herein is intended to reduce any obligation of Landlord to mitigate damages as required by the law of the State of Indiana.

          (g)  In no event shall Landlord be charged with default under this Lease unless and until Landlord shall have received written notice of such default and shall not have cured such default within sixty (60) days of receipt of such written notice or such additional time as may be reasonably necessary to cure such default.

          (h)  Landlord shall be in default of this Lease in the event Landlord fails to perform obligations required of Landlord within five (5) days after written notice by Tenant to Landlord stating wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than five (5) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such five (5) day period and thereafter diligently prosecutes same to completion.

        20.    Notices.    All notices and other instruments or communications pursuant to this Lease (including, without limitation, all agreements, acceptances, undertakings, demands, waivers, requests, consents, approvals, offers, statements and certificates) shall be in writing and shall be validly given if mailed by prepaid United States certified mail, return receipt requested or sent by reputable overnight delivery service or sent by facsimile with a confirmation hard copy sent by a reputable overnight delivery service, addressed to the person entitled to receive the same. Landlord and Tenant, and any other person to whom any such writing is to be given hereunder, shall each have the right to specify, from time to time, as its address for purposes of this Lease, any address in the United States upon giving written notice thereof to each other person then entitled to receive notices or other instruments hereunder. The addresses and facsimile numbers of Landlord and Tenant for purposes of this Lease, until notice to the contrary has been given as above provided, shall be as follows:

Landlord:	EAGLEPOINT PARTNERS TWO, LLC c/o Lauth Property Group 9777 N. College Avenue Indianapolis, IN 46280 Facsimile: (317) 848-6511
Tenant:	GUITAR CENTER STORES, INC. Attn: Robert J. Stannard, Director of Real Estate 5795 Lindero Canyon Road West Lake Village, CA 91362 Facsimile: (818) 735-7923

Each such writing given by Tenant or Landlord pursuant to this Lease shall be signed by a duly authorized officer or employee of Tenant or Landlord (respectively) in the name and on behalf of Tenant or Landlord (respectively).

        21.    Estoppel Certificates.

          (a)  Tenant will, from time to time, upon not less than twenty (20) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement of Tenant, signed by one of its duly authorized officers or employees and currently dated, certifying that this Lease is unmodified and in full effect (or, if it has been modified, that this Lease is in full effect as modified, and identifying such modifications) and the dates to which the Basic Rent and Additional Rent and other amounts payable by Tenant hereunder have been paid, and either stating (i) that to the knowledge of the signer of such certificate no default exists in the observance of performance of any provision contained in this Lease and no Event of Default hereunder has occurred and is continuing, or (ii) specifying each such default or Event of Default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by any Mortgagee or by any prospective purchaser or prospective mortgagee of the Premises or any assignee or prospective assignee of such Mortgagee.

          (b)  Landlord will, from time to time, upon not less than twenty (20) days prior written request of Tenant, execute, acknowledge and deliver to Tenant a statement of Landlord signed by one of the duly authorized managers and currently dated, certifying that this Lease is unmodified and in full force and effect (or, if it has been modified, that this Lease is in full force and effect as modified, and identifying such modifications) and the dates to which the Basic Rent and Additional Rent and other amounts payable by Tenant hereunder have been paid, and either stating (i) that to the knowledge of the signer of such certificate no default exists in the observance or performance of any provision contained in this Lease and no Event of Default hereunder has occurred and is continuing, or (ii) specifying each such default or Event of Default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section may be relied upon by Tenant.

          (c)  Within twenty (20) days after request therefore by Tenant, Landlord shall execute and deliver a statement to Tenant, which provides, inter alia: (a) that Tenant's now-owned and hereafter acquired goods, merchandise, inventory, together with all additions, substitutions, replacements, and improvements to the same (hereinafter referred to as "Goods") shall remain personal property of Tenant; (b) that Landlord disclaims any interest in the Goods and will not assert any statutory or possessory lien against any of the Goods; and (c) that Tenant's lender shall have the right to keep possession of the Premises for up to ninety (90) days by paying the Basic Rent, Additional Rent and all other amounts owing under this Lease and otherwise complying with the terms of this Lease. Landlord further agrees to execute and deliver to Tenant within twenty (20) days after request therefore by Tenant such other documents or instruments as Tenant or Tenant's lender may reasonably request in connection with the status of this Lease and Tenant's Goods.

        22.    No Merger.    There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate or leasehold estate in the Premises or any portion thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, all or part of such fee estate and this Lease or the leasehold estate hereby created or any interest in this Lease, and this Lease shall not be terminated for any cause except as expressly provided herein.

        23.    Surrender.

          (a)  Upon the expiration or earlier termination of the term of this Lease, Tenant shall surrender the Premises to Landlord in the same condition in which the Premises were originally received from Landlord except as repaired, replaced, rebuilt, restored, as required by any provision of this Lease, except as altered or added to with Landlord's prior written approval, and except for ordinary wear and tear, damage or destruction (as set forth in Section 14), or taking by eminent domain. Tenant shall remove from the Premises on or prior to such expiration or earlier termination all personal property situated thereon which is not owned by Landlord, and at its cost and expense shall repair any damage caused by such removal and upon Landlord's request, remove any alteration made by Tenant which did not require or receive Landlord's prior written approval. Property not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant.

          (b)  Except for surrender upon the expiration or earlier termination of the term hereof, no surrender to Landlord of this Lease or of the Premises or any portion thereof or of any interest therein shall be valid or effective unless agreed in writing under signature of (i) a manager of Landlord, and (ii) so long as the estate, right, title and interest of Landlord hereunder or in the Premises shall be assigned or mortgaged as security for the payment of indebtedness for borrowed money, an officer of each such assignee or mortgagee. No act by any other representative or agent of Landlord, and no act by Landlord, other than such an agreement and acceptance so signed, shall constitute an acceptance of any such surrender.

        24.    Separability.    Each provision contained in this Lease shall for all purposes be construed to be separate and independent and the breach of any such provision by Landlord shall not discharge or relieve Tenant from Tenant's obligation to observe and perform each provision of this Lease to be observed or performed by Tenant. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

        25.    Binding Effect.    All provisions contained in this Lease shall be binding upon (subject to the provisions of Section 17(b)), inure to the benefit of and be enforceable by, the respective successors and permitted assigns of Landlord and Tenant to the same extent as if each such successor or assign were named as a part to this Lease. This Lease embodies the entire agreement between Landlord and Tenant relating to the subject matter hereof and supersedes all prior agreements and understanding relating to such subject matter. The provisions of this Lease may be amended, waived or terminated only by an instrument signed by Landlord and Tenant.

        26.    Miscellaneous.    The headings to the various Sections of this Lease have been inserted for convenience of reference only and shall not modify, define, limit or expand the expressed provisions of this Lease. This Lease shall be governed by and construed and enforced in accordance with the laws of the state in which the Premises are located.

        27.    Tax and Insurance Deposits.    In the event Landlord becomes obligated to the Mortgagee to make payments for taxes and insurance premiums in accordance with the terms of the Mortgage, upon notice thereof by Landlord, Tenant shall pay to Landlord as Additional Rent on the Payment Dates for Basic Rent, an amount equal to 1/12 of the annual real estate taxes and assessments, if any, levied or to be levied against the Premises and of the insurance premiums, if any, next becoming due (all hereinafter referred to as the "charges") all as estimated by Landlord, so that Landlord shall have sufficient funds to pay the charges on the first day of the month preceding the month in which they become due. If, from time to time, Landlord shall determine that the balance of the funds held by it to pay the charges is or will be insufficient to pay any of the charges when the same shall become due and payable, then Tenant shall pay to Landlord any amount necessary to remedy such deficiency within thirty (30) days of receipt of written notice from Landlord to Tenant. Landlord shall hold all such amounts and pay the charges before the same become delinquent, with the right, however, to Landlord to apply, after an Event of Default, any sums so received as a credit against any Basic Rent or Additional Rent then remaining unpaid or to the payment of any of the charges.

        28.    No Broker.    The parties warrant and represent to each other that they have no knowledge that any brokers or other agents were involved in the consummation of this Lease, except for Lauth Property Group, Inc. and CB Richard Ellis Global Logistics Group whose commissions shall be paid by Landlord. Except for the foregoing, Landlord and Tenant shall indemnify and hold each other harmless from any claims, liabilities, damages or expense incurred as a result of any party claiming any fee or commission through the indemnifying party.

        29.    Subordination and Non-Disturbance.    At the option of Landlord, and subject to receipt by Tenant of a non-disturbance agreement in favor of Tenant, and reasonably acceptable in form and substance to Tenant, this Lease shall, at all times, be subject, subordinate and inferior to any mortgage that may be placed on the Premises. Tenant shall, within twenty (20) days after demand, execute any reasonable instrument reasonably necessary to effect the foregoing provision provided said instrument includes a non-disturbance provision to Tenant's benefit which provides that if Landlord's interest in the Premises is sold or conveyed upon the exercise of any remedy provided in any Mortgage or by deed in lieu thereof, or if the holder of the Mortgage takes possession of the Premises thereto, this Lease shall not be terminated, nor shall Tenant's possession of the Premises be disturbed, and Tenant shall be entitled the rights of quiet enjoyment so long as Tenant is not in default under the Lease beyond the applicable cure period. As a condition precedent to this Lease being subordinate to a Mortgage, Landlord shall promptly obtain from the holders of any Mortgage such a non-disturbance agreement in form and substance reasonably satisfactory to Tenant. During the Term and any extended Term, Tenant shall be entitled to the rights of quiet enjoyment pursuant to the terms of this Lease.

        30.    Financial Statements.    If Tenant ceases to be a publicly-traded company during the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles.

        31.    Force Majeure    Except for Tenant's payment of Basic Rent and Additional Rent, both Parties shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots. Landlord will promptly give Tenant notice in the event Landlord becomes aware that, due to force majeure or any other cause, Landlord will be unable to deliver the Improvements on or before thirty (30) days following the Fixturing Occupancy Date.

        32.    Extension Option    Provided Landlord has not declared an event of default in this Lease that remains uncured, beyond the applicable cure period, and this Lease is then in full force and effect, Tenant shall have two (2) options to extend this Lease and the Lease Term for extended terms of five (5) years each (an "Extension Term") to be exercisable only by written notice given by Tenant to landlord at least twelve (12) months prior to the expiration of the Lease Term then in effect. If Tenant exercises such option in accordance with the provisions and limitations of this Section, this lease and the Lease Term shall be extended for five (5) years (unless sooner terminated pursuant to the terms of this Lease) commencing on the date following the last day of the Lease Term in effect prior to such option being exercised upon all of the then applicable terms, covenants and conditions contained in this Lease, except that the Rent for the entire Extension Term shall be at an annual rate determined as set forth below, it being understood that such Rent shall be payable in equally monthly installments, in advance, just as in the case of the Initial Term. The Rent for the Extension Term shall be at the greater of (i) the Rent payable at the end of the Lease Term prior to the Extension Term; or (ii) the then fair market rent for the Premises for the Extension Term, to be determined as follows: At any time during the six (6) month period prior to the twelve (12) month written notice period (but in any event not less than sixty (60) days prior to Tenant's notice deadline), Landlord shall provide Tenant with Landlord's written designation of what it believes the fair market rent to be for the Extension Term. If Tenant disagrees with Landlord's designation and if the parties are otherwise unable to agree upon the fair market rent of the Premises for the Extension Term, then Tenant may initiate the following arbitration process to determine the fair market rent (the "Market Rent") by sending written notice thereof to Landlord within thirty (30) days after Landlord provides Tenant notice of Landlord's designation of Market Rent for the Extension Term. If Tenant fails to initiate this arbitration process as aforesaid, time being of the essence, then Landlord's designation of Market Rent (as set forth in Landlord's notice) shall be conclusive. In order to be effective, Tenant's notice to Landlord initiating the arbitration process shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within ten (10) days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on Landlord's behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within then (10) days after the second arbitrator is appointed, and if, within ten (10) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of Market Rent, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) days after the appointment of the second arbitrator the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing.

        Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

        If a third arbitrator is chosen as provided above, then such three arbitrators shall collectively determine the Market Rent and render a written certified report of their determination to both Landlord and Tenant within ten (10) days after appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Section.

        Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of warehousing and distribution buildings in the Indianapolis area. In addition, the third arbitrator (if any) shall be an independent party not affiliated in any way with either Landlord or Tenant.

        Each of the three arbitrators shall indicate its view of the Market Rent for the Extension Term. The resulting average shall be deemed to be the Rent for the Extension Term for the purposes of this Section.

        Time is of the essence with respect to the exercise of the option contained herein. Tenant shall not have the right to give any notice exercising such option after the expiration of the applicable time limitation set forth herein (twelve months prior to the expiration of the Lease Term then in effect), and any notice given after such time limitation purporting to exercise such option shall be void and of no force or effect.

        After the final determination of Option Rent, as set forth above, Tenant shall have the option, but not the obligation, to rescind Tenant's notice to Landlord of Tenant's election to exercise an Option to extend this Lease.

        The Original Term and, the Extension Terms are referred to collectively in this Lease as the "Lease Term."

        33.    Expansion Option    Provided Tenant is not in default hereunder, beyond the applicable cure period and has not abandoned the Premises, Tenant shall have the right (the "Expansion Right"), upon written notice to Landlord, to require Landlord to construct an approximately two hundred forty-two thousand five hundred twenty (242,520) square foot expansion of the Improvements (the "Expansion") subject to the conditions herein stated. Within sixty (60) days after Tenant's exercise of the Expansion Right, Landlord and Tenant shall agree on preliminary concept plans and specifications and a construction schedule for the Expansion (collectively the "Expansion Preliminary Plans"). After the Expansion Preliminary Plans have been approved and signed by Landlord and Tenant, Landlord shall cause an architect approved by Landlord and Tenant to proceed, with final plans and specifications and a construction schedule for the Expansion (collectively the "Expansion Plans and Specifications"). Tenant shall supply to the architect sufficient information to allow for the completion of the Expansion Plans and Specifications on an as-needed basis as determined by the architect. The Expansion shall be substantially similar to the construction and finish of the Improvements as originally constructed (including the quality and type of base building systems and all interior finishes). Landlord and Tenant shall have the right to approve the Expansion Plans and Specifications, which approval shall not be unreasonably withheld, conditioned or delayed. The Expansion Preliminary Plans and the Expansion Plans and Specifications shall be prepared at Tenant's expense unless the Expansion is built in which case the cost thereof shall be Project Costs as provided below and paid by Landlord. After the Expansion Plans and Specifications have been approved, Landlord shall establish basic rent resulting from the Expansion, and the Basic Rent shall be increased in accordance with the following formula at the time of Substantial Completion of the Expansion:

  The initial annual basic rent for the Expansion ("Expansion Initial Annual Basic Rent") shall be the product of Project Costs times [the interest rate on 10-year United States Treasury Notes at the time of Substantial Completion of the Expansion plus six hundred eighty five (685) basis points].

          For purposes of this Section 33, "Project Costs" means the total budgeted costs to be incurred for the Expansion based on a competitive bidding process [minimum three (3) bids for every major trade], including but not limited to (i) all hard costs of construction including payments to all contractors (including a general contractor fee of 5% of hard costs), subcontractors and materialmen, (ii) all soft costs, (iii) all financing costs, including but not limited to any higher rate of interest or prepayment fees charged upon the principal of that portion of the loan that represents a refinancing of the initial Premises, survey fees, environmental assessment fees, appraisal fees, title insurance fees, architects' and engineers' fees, construction period interest payments, permit fees, reasonable attorneys' fees, (including but not limited to the cost of the Expansion Preliminary Plans and the Expansion Plans and Specifications) and such other costs as are reasonable and customary for projects such as the construction of the Expansion and (iv) a fee to Landlord for corporate, non project specific overhead and profit equal to five percent (5%) of the sum of (a) construction "hard costs" under clause (i) above plus (b) architects', engineers' and design fees but no other soft costs plus (c) typical "general conditions" type costs directly and actually incurred by Landlord and/or Landlord's general contractor in connection with the construction of the Expansion; provided, however, that the Project Costs shall not exceed a reasonable and customary amount. Upon completion of competitive bidding by Landlord, Landlord shall review all bids with Tenant and shall prepare, for Tenant's review and approval, the budget of Project Costs based on such bids and the Project Costs approved shall be the Project Costs for purposes of the increase in Basic Rent for the Expansion calculation and shall not be adjusted for any reason other than Tenant initiated change orders to the Expansion regardless of whether the actual Project Costs differ from the Project Costs so approved by Tenant. Change Orders requested by Tenant shall be handled in the same manner as Change Orders for the initial Improvements.

          The Expansion Initial Annual Basic Rent shall be fixed for the first sixty (60) months following Substantial Completion of the Expansion and shall then increase by twelve percent (12%) for the next sixty (60) month period. In addition to Basic Rent, Tenant shall pay all increased Additional Rent attributable to the Expansion.

          The initial Term of the Lease shall be extended for ten (10) years beginning with Substantial Completion of the Expansion. Basic Rent attributable to the original 505,250 square feet shall remain for the original ten (10) year Term as specified in Exhibit C and shall then change to Market Rent for the period remaining in the ten (10) year period following Substantial Completion of the Expansion. The Extension Term provided in Section 32 shall begin immediately following the ten (10) year period following Substantial Completion of the Expansion.

          Provided that Tenant's credit at the time of Expansion is at least as good as at the time of execution of this Lease, Landlord shall use its best efforts to finance the Expansion. Given equal or better Tenant credit, if Landlord is unable to finance the Expansion, Landlord shall offer to sell the Premises to Tenant for fair market value ("FMV"). The arbitration method referenced in Section 32 shall be used to determine FMV, except that the experience requirement shall be at least ten (10) years experience in the appraisal of warehousing and distribution buildings in the Indianapolis area. In no event shall FMV be less than $14,000,000 in the year 2002 and increasing annually thereafter by CPI.

        34.    Tax Abatement    It is a condition subsequent to this Lease that Landlord obtain on or before the Commencement Date a stepped real estate tax abatement for the 505,250 square foot Building to be constructed at the Premises for a period of ten (10) years. Upon obtaining the tax abatement, Landlord shall provide Tenant with detailed documentation from the taxing authorities setting forth the terms of the abatement.

        35.    ADA Compliance    At the Commencement Date, Landlord shall deliver the Premises to Tenant in compliance with the Americans with Disabilities Act of 1990 (the "ADA"). Tenant shall be responsible for compliance with the ADA during the Term of the Lease and any extensions thereof. Should Landlord or Tenant receive notice of any alleged violation of the ADA relating to any portion of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, Landlord or Tenant shall advise the other party in writing within ten (10) days after receipt of such notice, and provide the other with copies of same (as applicable).

        36.    Hazardous Substances    The term "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, or toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection with any use of Hazardous Substances in the Premises by Tenant; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection with any use of Hazardous Substances in the Premises by Tenant; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be reasonably determined, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as reasonably required. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Lease Term, the Premises are found to be so contaminated or subject to said conditions due to any contamination of the Premises by Tenant, or Tenant's employees, contractors, or invitees, Tenant shall diligently institute proper and thoroughcleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease. Landlord acknowledges that Tenant will use chemicals, supplies and equipment in connection with Tenant's use of the Premises, typical to comparable office/warehouse/distribution center uses, (such as, by way of example, but without limitation, industrial lubricants, batteries and battery chargers, cleaning agents, etc.), and, provided that Tenant follows all applicable laws, such use shall not be considered a violation of the terms of this Lease.

        During the Lease Term, both Parties shall promptly provide the other Party with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the State of Indiana Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Leased Premises, or (iii) any alleged violation of or responsibility under any Environmental Law.

        Landlord shall provide to Tenant a copy of the Phase I Environmental Assessment dated                        and the associated Reliance Letter dated                        attached hereto and incorporated herein as Exhibit E. Within thirty (30) days after the expiration of the Lease Term, Tenant shall commission, at Tenant sole cost and expense, a new Phase I Environmental Assessment addressing the then current condition of the Premises, and within thirty (30) days thereafter Tenant shall provide to Landlord a copy of such new Phase I Environmental Assessment and any associated Reliance Letter (if applicable).

        To the best of Landlord's knowledge, neither Landlord nor any previous owner or Tenant, released or discharged on, under, in, or about the Premises, the Building, or any property adjacent thereto, or transported any Hazardous Substance to or from the Premises and/or the Building, or any property adjacent thereto. Landlord shall not cause or knowingly permit the presence, use, generation, release, discharge, storage, or disposal of any Hazardous Substance on, under, in, or about, or in the transportation of any Hazardous Substance to or from the Premises and/or the Building, or any property adjacent thereto, in violation of any applicable laws. The Premises and/or the Building, or any property adjacent thereto, is not in violation of any Applicable Law. Tenant shall not be liable for the removal and/or disposal of any Hazardous Substance, including, without limitation, any Hazardous Substance used in the construction of the Premises and or the Building which, now or in the future, may violate Applicable Law (as hereinafter defined).

        37.    Signage    Tenant shall be permitted to place its corporate identification on the Premises and on a monument sign in front of the Premises (the "Signs"). The exact design, size, location, installation and specifications for such Signs are subject to local sign ordinances and Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

        38.    Space Availability Notification.    Landlord shall use its best efforts to notify Tenant of the availability of additional space in Eaglepoint Business Park, and Tenant shall use its best efforts to notify Landlord of its need for additional space in Eaglepoint Business Park.

        39.    Construction Warranty.    Notwithstanding anything contained herein to the contrary, Landlord covenants and agrees that Landlord's Work will be built in accordance with the plans and specifications in EXHIBIT D, D-1, and D-2 and the Scope of Work attached hereto, all applicable laws and regulations; that Landlord has no knowledge of a violation of an Environmental Law at the Premises; and that Landlord will repair at its sole cost and expense all defects in workmanship and materials in the Premises (excluding improvements made by Tenant) of which Landlord has been notified within one (1) year of the Commencement Date. On the Commencement Date, the building services systems will be in good electrical, mechanical and operating condition (including without limitation the HVAC systems, foundation, slab, and other structural components, the roof, roof membrane, roof drains, plumbing, walls, doors, windows, and electrical systems). Landlord also shall provide to Tenant the benefit of any and all warranties and guarantees of the contractor, subcontractors, installers, suppliers and manufacturers during said one (1) year warranty period and for the longer warranty periods applicable to other systems, subject in each case to any limitations and exclusions set forth therein. However, the foregoing shall not limit Landlord's responsibilities for maintenance, repair and replacement of those repair items set forth in Section 11 of this Lease, nor limit Landlord's obligations set forth in Section 2 of this Lease.

        40.    Memorandum of Lease.    If requested by Tenant, Landlord shall execute and deliver a memorandum of lease in a mutually acceptable form in order to give notice of this Lease; provided, however, the relations between Landlord and Tenant with respect to the Premises shall be governed solely by the provisions of this Lease and not by any such memorandum of lease. The cost of recording such memorandum of lease shall be paid by Tenant.

        41.    Without Utilities.    Notwithstanding anything to the contrary contained in the Lease in the event that Tenant is without any of its utility services at any time that is thirty (30) days after the Fixturing Occupancy Date due to any act or omission of Landlord, or Landlord's contractors, agents, representatives, employees or invitees at any time that is thirty (30) days after the Fixturing Occupancy Date, then Tenant shall be entitled to one day of abatement of Basic Rent and Additional Rent for each day on which such interruption of services occurs.

        42.    Legal Expenses.    In the event that either party institutes an action or proceeding against the other party with respect to the violation of any of the terms hereof, or with respect to a declaration of rights hereunder, or intervenes in any suit in which the other is a party to enforce or protect its interests or rights hereunder, the prevailing party shall be entitled to all costs and expenses, including, reasonable attorneys' fees, incurred in such actions or proceedings, and in any appeal in connection therewith by such prevailing party and if such prevailing party shall recover judgment in any such action, proceeding, or appeal, such costs, expenses, and attorneys' fees shall be included in and as part of such judgment.

        Signature page to follow.

        IN WITNESS WHEREOF, Landlord and Tenant hereto have each caused this Lease to be duly executed and delivered in their respective names and behalfs as of the day and year first above written.

LANDLORD: EAGLEPOINT PARTNERS TWO, LLC an Indiana limited liability company
By:	/s/ GREGORY C. GURNIK

Printed:	Gregory C. Gurnik
Title:	Member
TENANT: GUITAR CENTER STORES, INC. a(n) Delaware corporation
By:	/s/ BRUCE L. ROSS

Printed:	Bruce L. Ross

Title:	President

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  Exhibit 10.27